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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

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                                       FORM 8-K

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                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

     Date of Report (date of earliest event reported)  January 14, 1998
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                            Busse Broadcasting Corporation
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                (Exact name of registrant as specified in its charter)

   Delaware                        33-99622                 38-2750516
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)

141 East Michigan Avenue, Suite 300
Kalamazoo, Michigan                                        49007
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(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code   (616) 388-8019
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                                      No Change
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            (Former name or former address, if changed since last report)

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                            BUSSE BROADCASTING CORPORATION


ITEM 5:   OTHER EVENTS:

          On January 14, 1998 certain entities controlling 100% of the capital stock of Busse Broadcasting Corporation (the "Company") entered into a letter of intent to sell all of the capital stock of the Company to Gray Communications Systems, Inc. for aggregate consideration equaling (i) $112 million plus (ii) the Company's cash and cash equivalents as of the closing date of the transaction less (iii) the aggregate amount of the Company's indebtedness, including the Company's 11 5/8% Secured Senior Notes due 2000 and accrued and unpaid interest thereon, as of the closing of the transaction.

          Completion of the transaction is subject to negotiation and execution of a definitive stock purchase agreement and receipt of requisite governmental approvals including the approval of the Federal Communications Commission.

          The Company can make no assurance as to whether the transaction will be completed but currently anticipates that the sale will close in the first half of 1998.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     A.  Financial Statements:  None

     B.  Exhibits:  None
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                                      SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BUSSE BROADCASTING CORPORATION
                                        (Registrant)

Dated:  January 15, 1998

                                        By:  /s/ James C. Ryan
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                                        Name:    James C. Ryan
                                        Title:   Chief Financial Officer